DRINKER BIDDLE & REATH LLP
                                One Logan Square
                             18th and Cherry Streets
                           Philadelphia, PA 19103-6996
                                 (215) 988-2700
                               Fax: (215) 988-2757
                                   WWW.DBR.COM


                                 March 14, 2005



The RBB Fund, Inc.
400 Bellevue Parkway
Suite 100
Wilmington, DE 19809


Dear Sir or Madam:

         We have acted as counsel for The RBB Fund, Inc (the "Company"), a Maryland corporation, in connection with the following:

         (i) the proposed acquisition of all of the assets and liabilities of the WPG Core Bond Fund, a series of Weiss, Peck & Greer Funds Trust, a Massachusetts business trust, by the Robeco WPG Core Bond Fund, a series of the Company, in exchange for Institutional shares of the Robeco WPG Core Bond Fund;

         (ii) the proposed acquisition of all of the assets and liabilities of the WPG Large Cap Growth Fund, a Massachusetts business trust, by the Robeco WPG Large Cap Growth Fund, a series of the Company, in exchange for Institutional shares of the Robeco WPG Large Cap Growth Fund; and

         (iii) the proposed acquisition of all of the assets and liabilities of the WPG Tudor Fund (together with the WPG Core Bond Fund and the WPG Large Cap Growth Fund, the "WPG Funds"), a Massachusetts business trust, by the Robeco WPG Tudor Fund, a series of the Company, in exchange for Institutional shares of the Robeco WPG Tudor Fund (together with the Robeco WPG Core Bond Fund and the Robeco WPG Large Cap Growth Fund, the "Robeco WPG Funds").

         The above proposed acquisitions are referred to herein collectively as the "Reorganizations." This opinion relates to the Institutional shares of common stock of each of the Robeco WPG Funds (the "Shares") (par value $0.001 per Share) to be issued in the Reorganizations, and is furnished in connection with the Company's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement").

         As counsel for the Company, we are familiar with the proceedings taken and to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Company's Articles of Incorporation and ByLaws, the Registration Statement and the combined proxy statement and prospectus (the "Proxy Statement and Prospectus") contained therein, the proceedings of the Board of Directors of the Company approving the transactions contemplated by the Agreement and Plan of Reorganization between the Company and Weiss, Peck and Greer Funds Trust, the Agreement and Plan of Reorganization between the Company and WPG Large Cap Growth Fund and the Agreement and Plan of Reorganization between the Company and WPG Tudor Fund (collectively, the "Agreements and Plans of Reorganization") and such other legal and factual matters as we have considered necessary to render the opinion hereinafter set forth.

         In our examination, we have considered such legal and factual matters as we have deemed necessary and have assumed that: (i) all documents submitted to us as originals are authentic, the signatures thereon are genuine and the persons signing the same were of legal capacity; (ii) all documents submitted to us as certified or photostatic copies conform to the original documents and that such originals are authentic; and (iii) all certificates of public officials upon which we have relied have been duly and properly given and that any public records reviewed by us are complete and accurate.

         This opinion is based exclusively on the laws of the State of Maryland and the federal law of the United States of America. We have relied on an opinion of Venable LLP to the extent that any matter which is the subject of this opinion is governed by the laws of the State of Maryland.

         On the basis of, and subject to, the foregoing and such other considerations as we deem relevant, we are of the opinion that upon the prior satisfaction of the conditions contained in the forms of the Agreements and Plans of Reorganization, copies of which are set forth in the Proxy Statement and Prospectus constituting a part of the Registration Statement, the Shares, when issued pursuant to the respective Agreements and Plans of Reorganization and in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable by the Company.

         This opinion is solely for the use of the Company and may not be referred to or used for any other purpose or relied on by any other persons without our prior written approval. This opinion is limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,



                                                  /s/ DRINKER BIDDLE & REATH LLP
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                                                  DRINKER BIDDLE & REATH LLP

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